UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2016

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 4, 2016, MidWestOne Financial Group, Inc. (the “Company”) announced that Kevin Kramer has been appointed to the position of Chief Operating Officer of the Company and MidWestOne Bank, the Company’s subsidiary bank (the “Bank”), beginning October 25, 2016. Mr. Kramer, age 49, previously served as Executive Vice President and Director of Commercial Banking of Bank Midwest and Hillcrest Bank, both subsidiaries of National Bank Holdings Corporation, since 2011. Prior to working at Bank Midwest and Hillcrest Bank, Mr. Kramer held several positions at UMB Financial Corporation from 1995 through 2011, including Senior Vice President and Director of Commercial Strategy and Administration.
As previously announced, Susan R. Evans will retire in her capacities as Chief Operating Officer of the Company and the Bank, effective October 25, 2016, but will continue to be employed by the Company and the Bank in a reduced role until her retirement prior to year-end 2017.
There are no family relationships between Mr. Kramer and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Kramer and any other person pursuant to which he was selected as an officer, nor is the Company aware, after inquiry of Mr. Kramer, of any related-person transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.
A copy of the press release announcing the appointment of Mr. Kramer to the position of Chief Operating Officer is attached hereto as Exhibit 99.1.
In connection with the appointment of Mr. Kramer as Chief Operating Officer, the Company and Mr. Kramer entered into an employment agreement, the form of which is substantially similar to the employment agreements entered into with other executive officers of the Company. The employment agreement provides for an annual base salary of $320,000, minimum annual target incentive award opportunities and certain employee and fringe benefits. The foregoing description of the employment agreement between the Company and Mr. Kramer is qualified in its entirety by the text of the employment agreement, attached hereto as Exhibit 10.1.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed herewith:

10.1	Employment Agreement between MidWestOne Financial Group, Inc. and Kevin Kramer, effective October 4, 2016

99.1	MidWestOne Financial Group, Inc. Press Release dated October 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	October 4, 2016	By:	/s/ CHARLES N. FUNK
Charles N. Funk
President and Chief Executive Officer